Exhibit 10.1
TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the "Agreement") is entered into as of May 6, 2008, by and between Edward J. Lawson ("Lawson") and 21st Century Holding Company, a Florida corporation (the "Company").

WITNESSETH:

WHEREAS, Lawson was employed by the Company to serve as the Chief Executive Officer of the Company pursuant to an employment agreement dated September 1, 1998, as amended by the First Modification Agreement dated December 7, 2004 (collectively, the "Employment Agreement");

WHEREAS, Lawson has decided to retire and will resign from all officer positions that he holds with the Company effective as of June 30, 2008 (the "Resignation Date")and from officer and/or director positions with any subsidiaries or affiliates of the Company (collectively, the "Affiliated Companies") effective as of May 6, 2008;

WHEREAS, following the Resignation Date, Lawson agrees to work with the Company on the terms and conditions set forth herein;

NOW, THEREFORE, Lawson and the Company, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

1.       RESIGNATION FROM OFFICER POSITIONS. Lawson agrees to resign from his position as the Chief Executive Officer and Chairman of the Board of the Company and from any other officer positions that he holds with the Company or any Affiliated Companies, effective as of the Resignation Date. Lawson acknowledges and agrees that after the Resignation Date, he will not have the authority to represent or bind the Company or any Affiliated Companies as an executive officer of the Company or any Affiliated Company.

2.       TERMINATION OF EMPLOYMENT AGREEMENT.

2.1       Lawson acknowledges and agrees that this Agreement shall serve to terminate his Employment Agreement and this Agreement sets forth all of the compensation payable to him effective as of the date of this Agreement. Lawson acknowledges and agrees that the Company has paid him all wages and any other compensation that is payable to him under his Employment Agreement, including but not limited to all salary payments, bonuses, incentive compensation, reimbursement for his business expenses and vacation pay, to which he is entitled under the Employment Agreement or otherwise in connection with his employment with the Company.

2.2       The Company and Lawson acknowledge the termination of the Employment Agreement, except for the covenants and obligations set forth in Sections 7 and 8 of the Employment Agreement, which by their terms survive the termination of the Employment Agreement and are incorporated herein by reference. Lawson acknowledges and agrees that he will comply with the obligations and covenants set forth in Sections 7 and 8 of the Employment Agreement for the applicable time periods set forth in the Employment Agreement.

3.       DIRECTOR SERVICE. Lawson and the Company agree that Lawson will continue to serve as a member of the Board of Directors of the Company (the "Board"), until such time that Lawson resigns from the Board or Lawson is replaced and his successor is duly elected. Lawson agrees to attend all Board Meeting and acknowledges and agrees that he will not receive any fees for serving as a director during the Term.

4.       TRANSITION SERVICES.

4.1       Lawson agrees to work with the Board of Directors of the Company from his Resignation Date through December 31, 2010 (the "Expiration Date"). This period between the Resignation Date and the Expiration Date shall be referred to as the "Term." These services will include without limitation, advice regarding the Company's business and growth strategy. Such services shall be provided at such times, locations and by such means as reasonably required by the Company. The Company agrees to provide the Lawson with at least seven (7) days notice when his presence is required at the Company's executive office or any other location.

4.2       In consideration of the covenants and other promises set forth herein, the Company agrees to pay Lawson an annual salary of One Hundred Seventy-Five Thousand Dollars ($175,000) per year during the Term, beginning on the Resignation Date and ending on the Expiration Date (unless terminated prior to the Expiration Date). Lawson's salary will be paid in accordance with the Company's normal payroll practices and shall be pro-rated for any partial year during the Term. For the sake of clarity, if the Term ends prior to December 31, 2010, Lawson shall only be entitled to receive the amount earned prior to the Expiration Date, in accordance with the Company's normal payroll practices. All compensation paid under this Agreement shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld. During the Term, Lawson shall be entitled to receive medical and dental benefits which are available to executive officers of the Company and the Company will pay for these benefits.

4.3       The Company's obligation to make payments to Lawson under this Agreement is conditioned upon Lawson's compliance with all of his covenants and obligations contained in (a) this Agreement and (b) Sections 7 and 8 of the Employment Agreement.

5.       WAIVER AND RELEASE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by Lawson, including the payments to Lawson as described herein, Lawson hereby agrees that his execution and delivery of this Agreement was not due in any way to age or any other type of discrimination or any wrongful act of the Company, and Lawson and his Releasors, as hereinafter defined, do hereby voluntarily and fully release and forever discharge the Company and any Affiliated Companies, together with their respective past and current predecessors, successors, shareholders, officers, directors, employees, attorneys, trustees, insurers, representatives, contractors, representatives, related organizations, affiliates and subsidiaries (collectively, the "Released Parties"), jointly and individually, from any and all claims, demands, debts, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, developed or undeveloped, which Lawson had, now has or may hereinafter have from the beginning of the world to the date hereof, including, without limitation, all claims and all rights which Lawson may have under Title VII of the Civil Rights Act of 1964; the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Age Discrimination and Employment Act of 1967; Lawson Retirement Security Act 42 U.S.C. ss. 1981; the Older Workers' Benefit Protection Act; the Americans with Disabilities Act; the Family Medical Leave Act of 1993; the Equal Pay Act; the Fair Labor Standards Act; and any and all other federal and state statutes which regulate employment; and the laws of contracts, tort and other subjects.

6.       RELEASED PARTIES AND NO ADMISSION OF LIABILITY. For purposes of paragraph 5, "Releasors" shall mean, collectively, the spouse of Lawson and Lawson's dependents, heirs, executors administrators and assigns, past and present and each of them and their trustees, directors, officers, agents, attorneys, insurers, employees, representatives, successors, assigns and all persons acting by, through, under or in connection with them, past and present. Execution of this Agreement and payment of the payments specified in this Agreement does not constitute an admission by any Released Party of any violation of any civil rights or other employment discrimination statute, or any other legal statute, provision, regulation, ordinance, order or action under common law. Rather, this Agreement expresses the intention of the parties to resolve all possible issues and other claims related to or arising out of Lawson's employment by the Company without the time and expense of litigation.

7.       COOPERATION IN ONGOING LITIGATION. Lawson agrees to make himself available for, and to provide whatever cooperation and assistance may be requested by the Company relating to, any ongoing or future litigation in which the Company or any officer, director, stockholder, manager, agent or representative of the Company is a party or has a direct interest relating to matters occurring before or during Lawson's employment with the Company or service on the Board of Directors, including, without limitation, the class action lawsuit, the derivative lawsuit and related cases. Lawson shall execute all documents in connection with such matters as may be reasonably requested of him.

8.       TERMINATION.

8.1       The Company may terminate this Agreement for Cause. "Cause" shall mean (i) any action or omission of Lawson which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 10 business days after receipt by Lawson of notice of same, (ii) fraud, embezzlement or misappropriation as against the Company, (iii) the conviction of Lawson for any criminal act which is a felony. The Company may also terminate this Agreement if it discovers that Lawson has committed any acts or omissions under his Prior Employment which would have permitted the Company to terminate Lawson for "Cause," as defined in the Prior Employment Agreement.

8.2       Upon any termination event hereunder, the Company shall pay, within thirty (30) days after the date of termination, all amounts owning to Lawson for service completed as of the termination date and related expenses, if submitted in accordance with the Company's policies and procedures. The parties hereto acknowledge and agree that the Company shall have no obligation to Lawson to pay any amounts that would otherwise be due following the date of termination of this Agreement.

9.       GOVERNING LAW, ENTIRE AGREEMENT. The law of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. This Agreement and the Employment Agreement constitute the entire agreement and understanding between Lawson and the Company with respect to the matters set forth herein. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This Agreement may be specifically enforced in judicial proceedings and may be used as evidence in a subsequent proceeding in which a breach is alleged.

10.       CONFIDENTIALITY. Lawson agrees that he will keep confidential all information regarding the Company, its business operations and this Agreement, whether currently known or hereafter acquired during the Term, including, but not limited to, information about pricing, customers, current and former employees and will not disclose such information to anyone unless (i) such information is published and becomes public knowledge (other than through or by Lawson on his behalf), (ii) required by legal process in formal legal proceeding or (iii) to the extent necessary to report income to the appropriate taxing authorities. The provisions of this paragraph are in addition to, and not in lieu of, any other obligations of confidentiality entered into by Lawson and the Company and/or any Affiliated Companies.

11.       NON-DISPARAGEMENT. Lawson agrees that he will not directly or indirectly, individually or in concert with others for a period of five (5) years from the date of termination of this Agreement, (i) disparage, interfere with or attempt to interfere with, the reputation, goodwill, services or business of the Company or any of the Affiliated Companies and/or the shareholders, directors, officers, employees, agents or representatives of the Company or any Affiliated Companies or (ii) engage in any conduct, take any actions or make any statements (oral or written) to the public, future employers, customers, vendors, the investment community, the media, current, former or future employees or the Company or any Affiliated Company, or any other third party whatsoever that is calculated to have, or reasonably likely or possibly having, the effect of undermining, disparaging or otherwise reflecting negatively or could reasonably be considered to undermine, disparage or reflect negatively, on the Company or the Affiliated Companies or the reputation, goodwill, services and business of the Company or the Affiliated Companies. This paragraph is not to be interpreted as negating any rights Lawson has as a shareholder or as a member of the board of directors.

12.       KNOWING AND VOLUNTARY ASSENT. IN EXECUTING THIS AGREEMENT, LAWSON HEREBY REPRESENTS THAT HE HAS BEEN AFFORDED A REASONABLE OPPORTUNITY TO CONSIDER THIS AGREEMENT; THAT HE HAS COMPLETELY AND CAREFULLY READ THIS AGREEMENT; THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOICE PRIOR TO EXECUTING THIS AGREEMENT, AND RELIED ON THE LEGAL ADVICE OF HIS ATTORNEY; THAT HE HAD THE OPPORTUNITY TO HAVE AN ATTORNEY EXPLAIN TO HIM THE TERMS OF THIS AGREEMENT; THAT HE KNOWS AND UNDERSTANDS THE CONTENTS OF THIS AGREEMENT; THAT THE TERMS OF THIS AGREEMENT ARE SATISFACTORY TO AND FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY HIM.

13.       EFFECT OF RESIGNATION AND INTERPRETATION. The Company and Lawson intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective heirs, administrators, executors, successors and assigns. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting this Agreement. The recitals contained at the beginning of this Agreement are expressly made a part of this Agreement. Headings are for convenience only and should not be used in interpreting this Agreement.

14.       ASSIGNMENT, WAIVERS. Nothing in this Agreement shall be construed to permit the assignment by Lawson of any of his rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company, which may be delayed or withheld in Company's sole and absolute discretion. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

15.       SEVERABILITY AND JURY WAIVER. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. The Company and Lawson each knowingly, intentionally, and irrevocably waive any and all rights to a jury trial for any litigation or legal proceeding in any way relating to or arising out of this Agreement or the Employment Agreement.

16.       ARBITRATION OF DISPUTES. Any dispute, controversy or claim arising between Lawson and the Company arising out of or relating to this Agreement or the existence, validity, termination, interpretation of any term hereof or either party's performance obligations hereunder shall be finally settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration (the "Arbitration Rules"). The AAA shall be the appointing authority and responsible for administering any arbitration hereunder in accordance with the Arbitration Rules. The place of arbitration shall be in Broward County, Florida. The arbitration shall be conducted by a single arbitrator who shall be a professional, legal or otherwise but shall not be, or have previously been associated with any party to this Agreement (the "Arbitrator"). The arbitral award shall be final, binding and non-appealable. Any award rendered by the Arbitrator may be confirmed, judgment upon any award rendered may be entered and such award or the judgment thereon may be enforced or executed upon, by any court having jurisdiction over any of the parties or their respective assets. The Arbitrator's award must be reasoned and issued in writing within thirty (30) days of the hearing, unless otherwise agreed to by Lawson and the Company.

17.       COUNTERPARTS.  This Agreement may be executed in any number of counterparts with the same effect as if each party hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. The parties agree that the delivery of facsimile counterparts followed by the conveyance of originally signed documents shall be sufficient to evidence the parties’ intent for the ratification of this document.

[Signature Page Follows]

IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the day below written.

21st CENTURY HOLDING COMPANY
By: /s/ Stephen C. Young
Name: Stephen C. Young
Title: President

LAWSON
/s/ Edward J. Lawson
Edward J. Lawson